EX-99.(i)

Teachers Insurance and Annuity Association	George W. Madison
College Retirement Equities Fund	Executive Vice President and General Counsel
730 Third Avenue/New York, NY 10017-3206	(212) 916-4750
212 490-9000

April 24, 2007

The Board of Trustees
TIAA-CREF Institutional Mutual Funds
730 Third Avenue
New York, New York 10017-3206

Ladies and Gentlemen:

           This opinion is furnished in connection with the filing by TIAA-CREF Institutional Mutual Funds (the “Fund”) of Post-Effective Amendment No. 23 to the Registration Statement (File Nos. 333-76651 and 811-09301) on Form N-1A covering an indefinite amount of securities in the form of shares in each series of the Fund (the "Shares").

          I have examined the Certificate of Trust, Declaration of Trust and other corporate records of the Fund, a good standing certificate, dated as of April 16, 2007, from the Secretary of State of the State of Delaware, and the relevant statutes and regulations of the State of Delaware.

          My opinion in paragraph 1 with regard to valid existence in the State of Delaware is based solely on the certification by the Secretary of State of Delaware of the Certificate of Trust and good standing certificate.

          On the basis of such examination, and subject to the qualifications and assumptions herein, it is my opinion that:

          1. The TIAA-CREF Institutional Mutual Funds is a business trust duly organized and validly existing under the laws of the State of Delaware.

          2. Subject to the continuing effectiveness of the Registration Statement, and assuming the continued valid existence of the trust of the TIAA-CREF Institutional Mutual Funds under Delaware law, the Shares have been duly authorized and, when issued as contemplated by the Registration Statement, will be validly issued, fully-paid and non-assessable.

          I hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the reference to my name under the heading "Legal Matters" in the Statement of Additional Information.

Sincerely, /s/ George W. Madison Executive Vice President and General Counsel